EXHIBIT 10.32


AMENDMENT NUMBER TWO TO LOAN AGREEMENT
(TOWN & COUNTRY CORPORATION AND SUBSIDIARIES)


     THIS AMENDMENT NUMBER TWO TO LOAN AGREEMENT (this "Amendment"), dated as of June 24, 1994, is entered into between Town & Country Corporation, a
Massachusetts corporation, Town & Country Fine Jewelry Group, Inc., a Massachusetts corporation, Gold Lance, Inc., a Massachusetts corporation, L.G. Balfour Company, Inc., a Delaware corporation (which aforesaid corporations, individually and collectively, jointly and severally, and together with their successors and assigns, are herein referred to as "Borrower"), and Foothill Capital Corporation, a California corporation ("Foothill"), in light of the following:

     WHEREAS, Borrower and Foothill are parties to that certain Loan Agreement dated as of May 14, 1993 (as from time to time amended, modified, supplemented, renewed, extended, or restated, the "Loan Agreement"); and

     WHEREAS,  Borrower  has  requested  that  certain  provisions  of the  Loan
Agreement be amended, and Foothill has agreed to amend such provisions in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions, and provisions as hereinafter set forth, the parties hereto agree as follows:

     1. Initially capitalized terms used herein have the meanings defined in the Loan Agreement unless otherwise defined herein.

     2. The following definitions contained in Section 1.1 of the Loan Agreement hereby are amended and restated in their entirety as follows:

          "Eligible Accounts" means those Accounts created by a Debtor in the ordinary course of business that arise out of such Debtor's sale of goods or rendition of services, that strictly comply with all of Borrower's representations and warranties to Foothill, and that are and at all times shall continue to be acceptable to Foothill in all respects (in the reasonable exercise of its discretion); provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill (in the reasonable exercise of its discretion). Eligible Accounts shall not include the following:

               (a) Accounts that are more than thirty one (31), but less than sixty (60) days past due from the due date of the applicable invoices, to the extent that the aggregate amount of all such Accounts of all of the Debtors exceeds Five Million Dollars ($5,000,000);

               (b) Accounts that the Account Debtor has failed to pay within sixty (60) days, or more, of the due date of the applicable invoice;

               (c) Accounts originated by Feature or by the EPG division of Balfour;

               (d) Accounts owing by Ames Department Stores, Inc., or Best Products Co., Inc.; provided, however, that if any of such Persons shall confirm a plan of reorganization in their respective cases filed under the Bankruptcy Code, Foothill will, in the reasonable exercise of its discretion, analyze whether Accounts owed from such Account Debtors should continue to be excluded under this clause;

               (e) Accounts with selling terms of more than ninety (90) days from the date of the applicable invoice, with the exception of Accounts as to which Montgomery Ward is the Account Debtor in which case the Accounts will be ineligible if they contain selling terms of more than one hundred twenty (120) days from the date of the applicable invoice;

               (f) Accounts with respect to which the Account Debtor is an officer, employee, Affiliate, or agent of any Debtor;

               (g) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, so-called 'special event sales', or other terms by reason of which the payment by the Account Debtor may be conditional;

               (h) Accounts with respect to which the Account Debtor is not a resident of the United States or Canada, and that are not either (1) covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill, or (2) supported by one or more letters of credit that are assignable and have been delivered to Foothill in an amount and of a tenor, and issued by a financial institution, acceptable to Foothill;

               (i) Accounts with respect to which the Account Debtor is the United States or any department, agency, or instrumentality of the United States and with respect to which Borrower has not complied with the provisions of the Federal Assignment of Claims Act to assign the right to payment to Foothill, or Accounts with respect to which the Account Debtor is any state of the United States or any city, town, municipality, or division thereof;

               (j) Accounts with respect to which such Debtor is or is reasonably likely to become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to such Debtor; provided, however, that such Accounts only shall be deemed ineligible under this clause to the extent of the actual or likely offsetting amount as reasonably determined by Foothill;

               (k) Accounts with respect to an Account Debtor whose total obligations to Borrower exceed ten percent (10%) of all Eligible Accounts owed to Borrower, to the extent of the obligations of such Account Debtor in excess of such percentage; provided, however, that, (1) in the case of K-Mart Corporation, HSN Broadcasting of Illinois, Inc., Wal-Mart Stores, Inc., Sears Roebuck & Company, and Montgomery Ward, and such other highly creditworthy Account Debtors as to which Foothill has agreed to in writing, the foregoing percentage may, in Foothill's reasonable discretion, be increased to up to twenty percent (20%) before the excess would be deemed ineligible, and (2) in the case of Zale Corporation and Gordon Jewelry Corporation (collectively with their respective successors hereinafter "Zale/Gordon"), the foregoing percentage for Zale/Gordon, on a combined basis, may, in Foothill's reasonable discretion, be increased to up to fifteen percent (15%) before the excess would be deemed ineligible;

               (l) Accounts with respect to which the Account Debtor disputes liability or makes any claim with respect thereto, or is subject to any Insolvency Proceeding, or become insolvent, or goes out of business; provided, however, that disputed Accounts or Accounts subject to claims only shall be deemed ineligible under this clause to the extent of the actual or likely offsetting amount as reasonably determined by Foothill unless Foothill, in the exercise of its reasonable judgment, believes that the dispute or claim will jeopardize the repayment of all or substantially all of the Account in a timely manner;

               (m)  Accounts which are payable in other than United States
Dollars;

               (n) Accounts the collection of which Foothill, in the reasonable exercise of its judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

               (o) Accounts owed by an Account Debtor that has failed to pay fifty percent (50%), or more, of its Accounts owed to such Debtor within sixty
(60) days of the due date of the applicable invoices; and

               (p) Accounts arising from the sale of Inventory that is proceeds of the Zale Bankruptcy Claim.

          "Eligible Inventory Availability Component means, as of the date any determination thereof is to be made, and for each individual Debtor, an amount equal to the lesser of:

          (i) seventy-five percent (75%) of the amount of
credit    availability created by such Debtor's Net Eligible
Accounts; and

          (ii) the sum of:

               (y) forty percent (40%) of such Debtor's Eligible Finished Goods Inventory, plus

               (z)  forty percent (40%) of such Debtor's Raw Materials
Inventory.

          "Maximum Amount" means Thirty Million Dollars ($30,000,000) during December, January, February, March, April, May, June, and July of any year, and Thirty Five Million Dollars ($35,000,000) during August, September, October, and November of any year.

          "Maximum Foothill Amount" means that portion of the Maximum Amount for which Foothill is responsible, exclusive of any participations with Participants, which amount is Seventeen Million Five Hundred Thousand Dollars ($17,500,000) during December, January, February, March, April, May, June, and July of any year, and Twenty Million Four Hundred Sixteen Thousand Six Hundred Sixty Seven Dollars ($20,416,667) during August, September, October, and November of any year; provided, however, that each time the Maximum Aount [sic] is reduced pursuant to Section 2.3 hereof, the Maximum Foothill Amount shall be reduced proportionately.

     3. Section 2.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

               "2.1 Revolving Advances. Subject to the terms and conditions of this Agreement, and so long as no Event of Default has occurred and is continuing, Foothill agrees to make revolving advances to Borrower in an amount not to exceed the Borrowing Base.

          Anything to the contrary in the definition of Borrowing Base, the definition of Net Eligible Accounts Availability Component, or the definition of Eligible Inventory Availability Component notwithstanding, Foothill may reduce its advance rates based upon Net Eligible Accounts and Eligible Inventory without declaring an Event of Default if it determines, in its reasonable discretion, that there is a material impairment of the prospect of repayment of all or any portion of the Obligations or a material impairment of the value or priority of the security interests held by, or for the benefit of, Foothill in and to the Collateral.

          Foothill shall have no obligation to make advances hereunder to the extent they would cause the outstanding Obligations to exceed the lesser of: (i) the Maximum Amount, or (ii) the Maximum Foothill Amount plus the Syndicated Amount.

          Foothill is authorized to make advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer of Borrower or, without instructions, if in Foothill's discretion such advances are necessary to meet Obligations. Borrower agrees to establish and maintain a single designated deposit account for the purpose of receiving the proceeds of the advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any advance requested by Borrower and made by Foothill hereunder shall be made to such designated deposit account. Amounts borrowed pursuant to this Section 2.1 may be repaid and, so long as no Event of Default has occurred and is continuing, reborrowed at any time during the term of this Agreement."

     4. Foothill immediately shall charge Borrower's account a facility fee in the amount of $30,000. This facility fee shall be in addition to any other fees, expenses, or compensation payable to Foothill under any Loan Document, shall be compensation to Foothill for entering into this Amendment, shall be fully earned at the time it is so charged, and shall be nonrefundable.

     5. Borrower hereby represents and warrants to Foothill as follows:

          (a) The execution, delivery, and performance by Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person in order to be effective and enforceable.

          (b) The Loan Agreement, as amended by this Amendment, constitutes the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, without defense, counterclaim, or offset.

     6.   Foothill and Borrower also agree that:

          (a) Except as herein expressly amended, all terms, covenants and provisions of the Loan Agreement are and shall remain in full force and effect and all references therein to the Loan Agreement shall henceforth refer to the Loan Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Loan Agreement.

          (b) This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

          (c) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument. This Amendment shall become effective when each party has executed and delivered a counterpart hereof. Upon this Amendment becoming effective, the changes to the provisions of the Loan Agreement provided for in this Amendment shall operate prospectively and not retroactively.

          (d) This Amendment, together with the Loan Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in writing executed by both of the parties hereto.

          (e) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Loan Agreement, respectively.

     IN WITNESS HEREOF, this Amendment has been executed and delivered as of the date first set forth of above.


                         TOWN & COUNTRY CORPORATION,
                         a Massachusetts corporation

                    By__/s/ Francis X. Correra_____________
                    Its_Sr. Vice President & CFO_ _________

                    TOWN & COUNTRY FINE JEWELRY GROUP, INC.,
                         a Massachusetts corporation

                    By__/s/ Francis X. Correra_____________
                    Its_Treasurer, Director & V.P._________


                         GOLD LANCE, INC.,
                         a Massachusetts corporation

                    By__/s/ Francis X. Correra_____________
                    Its_Treasurer/Director_________________


                         L.G. BALFOUR COMPANY, INC.,
                         a Delaware corporation

                    By__/s/ Francis X. Correra_____________
                    Its_Exec. V.P., & Treasurer, Director__


                         FOOTHILL CAPITAL CORPORATION,
                         a California corporation

                    By__/s/ Beth A. Pease__________________
                    Its_Assistant Vice President___________


BPHLA\JST\0258751.02